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                                                                    EXHIBIT 99.2

                            UNITED STATES OF AMERICA
                                   Before the
                       SECURITIES AND EXCHANGE COMMISSION

SECURITIES EXCHANGE ACT OF 1934
Release No. 44842/September 25, 2001

ACCOUNTING AND AUDITING ENFORCEMENT
Release No. 1454

ADMINISTRATIVE PROCEEDING
File No. 3-10584

                                      :      ORDER INSTITUTING PUBLIC
In the Matter of                      :      ADMINISTRATIVE PROCEEDINGS
                                      :      PURSUANT TO SECTION 21 C OF
                                      :      THE SECURITIES EXCHANGE
                                      :      ACT OF 1934, MAKING FINDINGS
GUNTHER INTERNATIONAL, LTD.           :      AND IMPOSING A CEASE-AND-
                                      :      DESIST ORDER
                           Respondent.:
                                      :
------------------------------------- :

                                       I.

         The Securities and Exchange Commission ("Commission") deems it appropriate that a public administrative proceeding be, and hereby is, instituted pursuant to Section 21C of the Securities Exchange Act of 1934 ("Exchange Act") against Respondent Gunther International, Ltd.

                                       II.

         In anticipation of the institution of these administrative proceedings, the Respondent has submitted an Offer of Settlement ("Offer"), which the Commission has determined to accept. Solely for the purpose of these proceedings and any other proceedings brought by or on behalf of the Commission or in which the Commission is a party, and without admitting or denying the findings, Respondent consents to the entry of this Order Instituting Public Administrative Proceedings Pursuant to Section 21C of the Securities Exchange Act of 1934, Making Findings and Imposing a Cease-and-Desist Order ("Order").
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                                      III.

         On the basis of this Order and Respondent's Offer, the Commission makes the findings set forth below.(1)

         A.       Respondent

         Gunther International, Ltd. ("Gunther") is a Delaware corporation with its principal executive offices located in Norwich, CT. Gunther manufactures, sells and services complex document finishing machines. Its systems, which are sold primarily to large insurance companies, copy, selectively collate, staple or bind documents and insert them into envelopes. Gunther generates revenue from two sources -- the sale of its systems, which comprised about 60% of the company's revenue in fiscal year 1998, and the sale of service contracts to maintain the systems, from which the company derived approximately 40% of its revenue in fiscal year 1998.

         Gunther completed its initial public offering of stock in December 1993. Gunther's common stock is registered with the Commission pursuant to
Section 12(g) of the Exchange Act and was traded on the NASDAQ SmallCap Market at the time of the relevant conduct. Gunther's stock is currently traded on the OTC Bulletin Board.

         B.      Summary

         This matter involves violations of the reporting, record keeping and internal controls provisions of the Exchange Act by Gunther during its fiscal years ended March 31, 1997 and March 31, 1998. On January 14, 1999, Gunther restated its financial statements for these two fiscal years, and restated the first three quarters of fiscal year 1998. The fiscal year 1997 financial results, which initially reported $259,000 in net income, were restated to a $1.3 million net loss. The fiscal year 1998 financial results, which initially reported a $2.7 million net loss and $9.3 million of total assets, were restated to a $2.63 million net loss(2) and $8 million of total assets. In the restated quarters of fiscal year 1998, Gunther reported net losses of $897,430, $961,668 and $610,784 in the first, second and third quarters, respectively, after it had previously reported a first quarter net loss of $227,580, second quarter net income of $43,778 and third quarter net income of $125,026.


(1) The findings herein are made pursuant to the Respondent's Offer and are not binding on any other person or entity in this or any other proceeding.

(2) Because some of the fiscal year 1997 misstatements related to recognition of revenue during fiscal year 1997 that should have been recognized in fiscal year 1998, Gunther reported a smaller net loss in the 1998 restatement than in the Form 10-KSB that it originally filed for fiscal year 1998.


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         In fiscal year 1997, Gunther overstated its net income by $1,593,000.
The originally reported 1997 financial results were inaccurate because Gunther improperly recognized revenue, that should have been deferred, for service contracts, improperly included accounts receivables in its assets when contracts for the sale of systems had not been signed by the end of the fiscal year, failed to record a significant invoice from its largest vendor at year end and improperly reversed another invoice from that same vendor.

                  As of March 31, 1998, Gunther's assets for the full fiscal year were overstated by almost $1.4 million. During fiscal year 1998, Gunther understated its net loss for the first quarter by $669,850, overstated net income in the second quarter by $1,005,446 and overstated net income in the third quarter by $735,810. Gunther's originally reported results were inaccurate, in part, because Gunther understated its expenses by failing to reduce assets when certain machine components were completed, and because it improperly failed to record certain machine deposits.

         As a result of the foregoing acts, Gunther violated Section 13(a) of the Exchange Act, and Exchange Act Rules 12b-20, 13a-1 and 13a-13, when it filed with the Commission annual reports on Form 10-KSB for fiscal years 1997 and 1998, and quarterly reports for the first three quarters of fiscal year 1998, that contained materially false and misleading financial statements and other information. In addition, Gunther violated Section 13(b)(2)(A) of the Exchange Act by failing to make and keep books, records, and accounts that accurately and fairly reflected its transactions and disposition of assets. Finally, Gunther violated Section 13(b)(2)(B) of the Exchange Act by failing to devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions were recorded as necessary to permit preparation of financial statements in conformity with Generally Accepted Accounting Principles ("GAAP").

         C.       Facts

                  1.      Fiscal Year 1997 Misstatements

                           a.  Gunther Overstates 1997 Service Revenues

         Gunther generated approximately 40% of its fiscal year 1997 revenues from the sale of service contracts. In fiscal year 1997, Gunther overstated its service revenues by $824,000. Gunther overstated its service revenues by recognizing revenue for services it had not yet performed.

                                    (1)      Gunther Improperly Recognizes
                                             Service Revenue That Should Have
                                             Been Deferred


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         Customers purchasing Gunther systems typically entered into service contracts with Gunther for service on the systems. Gunther would bill its customers, on either a quarterly or annual basis, in advance of the actual performance of the service. Under GAAP, however, Gunther could only recognize revenue as it was earned on a pro rata basis over the term of the service contract.

         Prior to fiscal year 1997, and through the second quarter of fiscal year 1997, Gunther determined the appropriate amount of service revenue to record on a monthly basis for each service contract through the use of a monthly tracking schedule. However, at some point in fiscal year 1997, Gunther discontinued the use of this schedule. This caused Gunther to inaccurately report service revenue in its third quarter filing on Form 10-QSB during fiscal 1997. Consequently, in connection with its year-end audit, Gunther had to devise a method to determine the appropriate amount of service revenue to report for the fiscal year. To do this, Gunther created a "trued-up" schedule to determine the appropriate balance in the deferred service revenue account.(3) All of the revenue that was not required to be in the deferred service revenue account was recognized as service revenue.

         The "trued-up" schedule was supposed to list all "open" contracts during the fourth quarter. Open contracts included those contracts pursuant to which services had been performed in the fourth quarter and would continue to be performed into fiscal year 1998. The schedule specified for each contract the revenue to be recognized, relating to fiscal year 1997, and the amount to be deferred, relating to fiscal year 1998.

         To record the fourth quarter revenue, Gunther took the total amount of deferred revenue on the schedule, and then subtracted that from the amount of deferred revenue reflected on the general ledger. What remained was $952,000, which Gunther recorded as service revenue. However, when it did this, Gunther overstated service revenue by $515,000.

         Service revenues were overstated for two reasons. First, the deferred revenue balance listed on the schedule was understated because the "trued-up" schedule left off a number of open contracts. Therefore, when Gunther reduced the deferred revenue account balance in the general ledger by subtracting an understated deferred service revenue total from the schedule, it recognized revenue of over $446,000 that should have been recognized in fiscal year 1998. Second, certain invoices relating to services to be performed in the following fiscal year were included in the deferred revenue account balance in the general ledger. These same invoices, however, had not been included on the schedule because they had not yet begun and therefore were not open contracts at the end of the fiscal year. Gunther, therefore, should have separately reduced the deferred revenue account in the general ledger and accounts receivable for

(3) Until mid-March 1997, Gunther recorded its service billings in a deferred revenue account as each bill was sent to the customer. That account recorded all invoices, whether or not the service had yet been performed.


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over $68,000 of these invoices, but it did not. As a result, service revenues were further overstated.

                                    (2)      Gunther Records Service Contract
                                             Billings Directly to the Service
                                             Revenue Account

         Gunther abruptly changed its method of recording its service invoices during the last three weeks of fiscal year 1997. Beginning with invoices that were recorded on March 11, rather than recording its service invoices to the deferred service revenue account, Gunther recorded 11 of its March invoices directly to the service revenue account. Because Gunther had billed its service customers before the contract period started, this method overstated service revenue by the total of these invoices, or $309,000.

                  b.       Gunther Understates Accounts Payables

                                    (1)      Gunther Fails to Record a March
                                             1997 Payable

         In fiscal year 1997, a third party provider performed most of the maintenance services on Gunther systems. Gunther expected the third party provider to bill in advance for servicing the regular monthly maintenance contracts. The regular maintenance bills from the third party provider averaged between $250,000 and $280,000 per month during fiscal year 1997.

         On March 20, 1997, the third party provider generated a $242,000 bill for March 1997 services. Under GAAP, Gunther should have recorded the liability and corresponding expense in fiscal year 1997, because that is the period to which the services related. Gunther, however, entered the invoice into the accounting system on the date the invoice was received, which was in fiscal year 1998. As a result, Gunther understated its service cost of sales by $242,000 by failing to accrue for this March payable.

                                    (2)      Gunther Improperly Reverses a
                                             Payable

         In January 1997, the third party service provider gave Gunther a $203,000 supplemental invoice for "current site changes or additions" and "adjustments to previous invoices" for services that it had provided during fiscal year 1997. Included with the invoice were at least five pages of information explaining the charges.

         Gunther entered this invoice into the accounting system in January 1997. However, Gunther reversed the invoice during the first quarter of fiscal year 1998. This improper reversal caused Gunther's service cost of sales to be understated by $203,000.


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         As a result of the errors relating to the two payables, Gunther's net income was overstated by approximately $446,000.

                           c.       Gunther Overstates Accounts Receivable

         When Gunther sent a contract to a customer to sign, it generally sent along an invoice for the deposit amount. The generation of this deposit invoice created an accounts receivable. Gunther, therefore, had to reduce accounts receivable at the end of each quarter for the invoices for which customers had not signed a contract. Accounts receivable were not reduced, however, for two invoices generated in March 1997, for which a contract had not been signed by March 31, 1997. These improperly included invoices caused accounts receivable on the balance sheet to be overstated by approximately $323,000 and net income to be overstated by a corresponding $323,000.

                  2.       Fiscal Year 1998 Misstatements

                           a. Gunther Overstates Assets and Understates Expenses for Machine Subassemblies

         Gunther began to upgrade its accounting software in October 1996. At the beginning of its fiscal year 1998, which began on April 1, 1997, in conjunction with its upgrade of the accounting software system, Gunther implemented a change in the process for accounting for the costs incurred to manufacture subassemblies that became a part of Gunther systems.

         In fiscal year 1998, most Gunther systems were built by making subassemblies, such as folders and inserters, and then adding the subassemblies to the frame of a custom-ordered Gunther system. When the completed subassemblies were moved into inventory, Gunther's accounting system automatically made entries that overstated assets and understated expenses throughout fiscal year 1998. To correct this situation, Gunther needed to make manual adjusting entries to reduce its assets and increase its expenses. Gunther did not make the necessary entries. As a result, Gunther overstated net income by approximately $240,000 in the first fiscal quarter, overstated net income by approximately $207,000 in the second fiscal quarter and overstated net income by approximately $318,000 in the third fiscal quarter of 1998.

                           b. Gunther Understates Machine Costs by Failing to Record Deposits

         When customers ordered a Gunther system, they had to pay an up front cash deposit of 40% to 50% of the sales price so that Gunther could buy parts to build the system. An additional 40% was paid to Gunther when the machine was completed, and the balance of the sales price was paid when the customer received and accepted the system.


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         Gunther recorded deposits for machines on a percentage of completion schedule to calculate the balance sheet accounts "costs in excess of billings" and "billings in excess of costs". The percentage of completion schedule calculated "costs in excess of billings," which was an asset on the balance sheet, by subtracting the deposits that were recorded on the schedule from the total revenues on the schedule. Because the deposits were understated on the schedule, when Gunther reconciled the schedule to the general ledger, the adjustment created an overstatement of assets and an understatement of cost of sales.

         During fiscal year 1998, Gunther failed to record approximately $1.4 million of deposits, involving approximately 30 contracts, on the percentage of completion schedule. Specifically, during the second quarter, deposits totaling approximately $32,000 were left off the schedule, which caused net income to be overstated by approximately $32,000. In the third quarter, deposits totaling approximately $311,000 were left off the schedule, which caused net income to be overstated by approximately $311,000. During the fourth quarter, Gunther left off the schedule approximately $1,072,000 of the deposits that Gunther received in the fourth quarter. Gunther's failure to record all of these deposits caused its assets to be overstated by almost $1.4 million in fiscal year 1998. Conversely, Gunther's expenses were understated by a corresponding $1.4 million.

                  3.       Gunther Learns of the Misstatements

         Upon learning, during the 1998 audit, of the misstatements relating to the subassemblies, Gunther promptly reported the misstatements in a press release and cautioned investors not to rely on the previously issued interim financial statements. When Gunther learned of additional misstatements and determined that the 1998 results would need to be restated, the company promptly issued another press release. Gunther also cooperated with the staff in its investigation of this matter. As noted below, in Section IV, the Commission considered Gunther's prompt remedial acts and cooperation in imposing the relief set forth in this Order.

         D.      Violations

                  Gunther Violated the Reporting, Record-Keeping and Internal Controls Provisions of the Exchange Act

         Section 13(a) of the Exchange Act, and Rules 13a-1 and 13a-13 thereunder, require issuers whose securities are registered with the Commission pursuant to the Exchange Act to file annual and quarterly reports. Such reports must be true and correct. See SEC v. Kalyek, Inc., 425 F. Supp. 310, 316 (S.D. N.Y. 1975). Rule 12b-20 requires that such reports include all material information necessary to make the required statements, in the light of the circumstances under which they are made, not


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misleading. Financial statements incorporated in Commission filings must comply with Regulation S-X which, in turn, requires conformity with GAAP. 17
C.F.R. Section 210.4-01(a)(1).

         Gunther violated Section 13(a) of the Exchange Act, and Rules 13a-1, 13a-13 and 12b-20 of the Exchange Act, by filing materially false and misleading annual reports on Form 10-KSB during fiscal years 1997 and 1998, and by filing materially false and misleading quarterly reports on Form 10-QSB during fiscal year 1998. Gunther materially overstated its net income in fiscal year 1997 and the first three quarters of fiscal year 1998 and also materially overstated its assets in fiscal year 1998.

         Section 13(b)(2)(A) of the Exchange Act requires that every issuer of securities registered pursuant to Section 12 of the Exchange Act make and keep books, records, and accounts, which, in reasonable detail, accurately and fairly reflect its transactions and disposition of assets. Gunther violated Section 13(b)(2)(A) of the Exchange Act by maintaining false and misleading books and records in fiscal years 1997 and 1998, which, among other things, materially overstated its net income in fiscal year 1997 and the first three quarters of fiscal year 1998. Among other things, Gunther maintained false and misleading books and records when it improperly recognized revenue for service contracts that should have been deferred, improperly included accounts receivables in its assets when contracts for the sale of systems had not been signed by the end of the fiscal year, failed to record a significant invoice from its largest vendor at year end, improperly reversed a liability, overstated assets and understated expenses related to machine subassemblies and failed to properly record deposits for systems.

         Section 13(b)(2)(B) of the Exchange Act requires issuers to devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP. Gunther violated
Section 13(b)(2)(B) of the Exchange Act by failing to devise and maintain a system of internal accounting controls sufficient to prevent, among other things, the overstatement of service revenues based on an incomplete schedule, the failure to timely record a significant invoice from its largest vendor, the overstatement of assets and understatement of expenses related to machine subassemblies and the failure to properly record deposits.

                                       IV.

         Based on the foregoing, the Commission deems it appropriate to accept the Respondent's Offer and to impose the relief specified therein. In determining to accept the Offer, the Commission considered remedial acts promptly undertaken by Respondent and cooperation afforded the Commission staff.

         IT IS HEREBY ORDERED that, pursuant to Section 21C of the Exchange Act, Respondent Gunther International, Ltd., cease and desist from committing or causing


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any violation, and any future violation, of Sections 13(a), 13(b)(2)(A) and (B)
of the Exchange Act, and Rules 12b-20, 13a-1 and 13a-13.

By the Commission


                                    Jonathan G. Katz
                                    Secretary



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